Exhibit 5(d)

Advocaten
Notarissen
Belastingadviseurs

Burgerweeshuispad 201
To Turlock B.V.	P.O. Box 75084
Europalaan 210	1070 AB Amsterdam
7559 SC Hengelo
The Netherlands	T +31 20 577 1771
F +31 20 577 1775

Date 1 August 2024		F.J.M. Hengst
E ferdinand.hengst@debrauw.com
Our ref.	M42677271/1/20738064	T +31 20 577 1956
F +31 20 577 1775

Re:

Dear Addressee,

Turlock B.V. (the “Guarantor”)
Form S-3 Automatic Shelf Registration (the “Registration”)

1	Introduction

We, De Brauw Blackstone Westbroek N.V., (“De Brauw”) act as Dutch legal advisers to the Guarantor in connection with the Registration. We are instructed solely by White & Case LLP in their capacity as legal advisers to the Guarantor.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	scope of work

As set out in paragraphs 1 and 7, we give this opinion as Dutch legal advisers and our duty of care is governed by Dutch law. By implication:

(a)	This opinion is limited to Dutch law. It (including all terms used in it) is to be construed in accordance with Dutch law.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.
Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

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(b)	As required by Dutch law, in preparing and issuing this opinion, we have observed the care which is to be expected from a reasonably proficient and reasonably acting Dutch opinion giver in similar circumstances (including our reputation) and accordingly:

(i)	we have performed the factual research set out in paragraph 3 and not any additional fact-finding actions (including not in respect of the correctness of the assumptions in paragraph 4 or the applicability of the qualifications in paragraph 6 except as expressly set out in it);

(ii)	we have examined the text of the documents listed in paragraph 3 and not researched their meaning and effect beyond their semantic meaning to a Dutch opinion giver (including not their meaning and effect under any law other than Dutch law);

(iii)	we have performed legal research into Dutch law reasonably likely to be relevant to this opinion and not any additional legal research (including into Dutch law not in effect on or prior to the date of this opinion); and

(iv)	we do not express any opinion or view other than as expressly set out in paragraphs 5 and 6 (including not in respect of any document, or on any reference to a document, not listed in paragraph 3).

This opinion is limited to its date.

3	factual research

We have examined the following documents:

(a)	A draft or a copy of the Registration Statement.

(b)	A draft of the Indenture.

(c)	A copy of:

(i)	the Guarantor's deed of incorporation dated 9 January 2008 and its current articles of association dated 11 January 2018, as provided by the Chamber of Commerce (Kamer van Koophandel); and

(ii)	the Trade Register Extract.

(d)	A copy of each Corporate Resolution.

(e)	A copy of each Power of Attorney.

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In addition, we have obtained the following confirmations on the date of this opinion:

(f)	Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.

(g)	Confirmation through https://data.europa.eu/data/datasets/consolidated-list-of-persons-groups-and-entities-subject-to-eu-financial-sanctions?locale=en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Guarantor is not included on any Sanctions List.

(h)	Confirmation through www.rechtspraak.nl, derived from the Central Insolvency Register (including from the segments for EU registrations and publications about public composition proceedings outside bankruptcy), that the Guarantor is not registered as being subject to a Dutch Insolvency or foreign Insolvency Proceedings.

4	Assumptions

We have made the following assumptions:

(a)

(i)	Each copy document conforms to the original and each original is genuine and complete.

(ii)

(A)	Each signature (including each electronic signature) is the genuine signature of the individual concerned.

(B)	Each electronic signature is a qualified electronic signature, or the signing method used for it is sufficiently reliable.

(iii)	Each confirmation listed in paragraph 3 is true.

(iv)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(v)	The Indenture has been or will have been entered into in the form referred to in this opinion on the Indenture Execution Date.

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(vi)	The Draft Board Resolution has been or will have been adopted in the form referred to in this opinion on the Board Resolution Execution Date.

(b)

(i)	Each Corporate Document has been duly adopted and remains in force without modification on each of (i) the date hereof, (ii) the Board Resolution Execution Date, and (iii) the Indenture Execution Date.

(ii)	No advice from any works council is required in respect of the Guarantor's entry into the Indenture under the Dutch Works Council Act (Wet op de ondernemingsraden).

(c)

(i)	Entering into the Indenture and the performance of the Indenture will sufficiently benefit the Guarantor and are in its best corporate interest.

(ii)	The aggregate principal amount of the Securities (as defined in the Corporate Resolutions) will not exceed the amount as specified in the relevant Corporate Resolutions as maximum amounts upon the execution of the Indenture.

(d)	The Guarantor and each Issuer belong to the same group (groep).

(e)

(i)	Each party other than the Guarantor expressed to be a party to it has or will have validly entered into the Indenture on the Indenture Execution Date.

(ii)	Each Power of Attorney:

(A)	has been signed or will have been signed on behalf of the Guarantor by two of its managing directors; and

(B)	remains in force without modification on the Indenture Execution Date,

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign the Indenture on behalf of the Guarantor under each Power of Attorney, adversely affects the existence and extent of that authority as expressed in that Power of Attorney (including, whether or not expressed, to sign by electronic signature).

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(f)	The Indenture has or will have been signed on behalf of the Guarantor by two of its managing directors or by a person named as authorised representative in the relevant Power of Attorney granted by it.

(g)	When validly signed by all parties, the Indenture is valid and binding on and enforceable against each party under New York Law by which it is expressed to be governed.

5	Opinion

Based on the factual research described in and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to us in the context of preparing this opinion (and within the limitations set out in paragraph 2), we are of the following opinion:

(a)	The Guarantor has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

(b)

(i)	The Guarantor has the corporate power to enter into and perform the Indenture.

(ii)	Upon the execution of the Draft Board Resolution, the Guarantor will have taken all necessary corporate action to authorise its entry into and performance of the Indenture.

(iii)	The Guarantor has or will have validly signed the Indenture.

(c)	The Guarantor's entry into and performance of the Indenture do not violate Dutch law or its articles of association.

(d)

(i)	The choice of New York Law as the governing law of the Indenture and the securities issued thereunder is recognised.

(ii)	Dutch law does not restrict the validity and binding effect on and enforceability against the Guarantor of the Indenture.

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6	Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is subject to any limitations arising from (i) rules relating to Dutch Insolvencies, (ii) rules relating to foreign insolvency or composition or restructuring proceedings (including foreign Insolvency Proceedings), (iii) other rules regulating conflicts between rights of creditors, or (iv) resolution, intervention and other measures in relation to financial enterprises or their affiliated entities.

(b)	If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person's obligations and any other legal act having a similar effect) is not in the entity's interest, the act may (i) exceed the entity's corporate or other power, (ii) violate its articles of association, and (iii) be nullified by it if the other party or parties to the act knew or should have known without investigation that the act is not in the entity's interest.

(c)	The recognition of New York Law as the governing law of the Indenture, as well as the securities issued thereunder:

(i)	will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Indenture was entered into (other than the choice of New York Law as the governing law of the Indenture) are located in one or more Member States of the European Union;

(ii)

(A)	will not restrict the application of the overriding provisions of Dutch law; and

(B)	will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose “overriding provisions” are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

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(iii)	will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv)	will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(d)	Enforcement in the Netherlands of the Indenture and of foreign judgments is subject to Dutch rules of civil procedure.

(e)	The Sanction Act 1977 (Sanctiewet 1977) or international sanctions may affect whether (i) the Guarantor's entry into and performance of the Indenture violates Dutch law, and (ii) the Indenture is valid, binding and enforceable.

(f)	In proceedings in a Dutch court for the enforcement of the Indenture, the court may mitigate amounts due in respect of litigation and collection costs.

(g)	Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(h)	In respect of proceedings in a Dutch court for the enforcement of the Indenture, the appointment of a process agent pursuant to Clause 1.13 of the Indenture may be without effect.

(i)	To the extent that Dutch law applies, a power of attorney (or other authorisation to the same effect) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(j)

(i)	An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.

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(ii)	A confirmation from the Central Insolvency Register does not provide conclusive evidence that an entity is not subject to a Dutch Insolvency or foreign Insolvency Proceedings (also because they are not all registered).

(k)	We do not express any opinion on:

(i)	the validity and enforceability of the submission to exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York included in the Indenture;

(ii)	any representations, warranties or other statements contained in the Indenture or the Registration Statement; or

(iii)	tax matters.

7	Reliance

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

(b)	Each person accepting this opinion in doing so agrees that:

(i)	the agreements in this paragraph 7, our duty of care and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to them;

(ii)	only we, De Brauw, (and not any other person, including any person working at or affiliated with us) will have any liability in connection with this opinion;

(iii)	our liability in connection with this opinion is limited to the amount that is paid out in the specific case under our insurance, plus the applicable deductible; and

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(iv)	the agreements in this paragraph 7 apply in addition to, and do not set aside, our General terms and conditions.

(c)	Each registrant to the Registration may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from us that we are in the category of persons whose consent for the filing and reference as set out in that sentence is required under section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst

Ferdinand Hengst

Advocaat

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Annex – Definitions

Part 1 – General

In this opinion:

“Board Resolution Execution Date” means the date on which the Draft Board Resolution is executed.

“Corporate Document” is defined in part 2 (Companies) of this Annex.

“Corporate Resolution” is defined in part 2 (Companies) of this Annex.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Draft Board Resolution” is defined in part 2 (Companies) of this Annex.

“Dutch Insolvency” means bankruptcy (faillissement), suspension of payments (surseance van betaling) or composition proceedings outside bankruptcy (akkoordprocedures buiten faillissement).

“Dutch law” means the national law of the Netherlands and European Union and international law to the extent directly applicable in the Netherlands.

“Guarantor” is defined in part 2 (Companies) of this Annex.

“Indenture” is defined in part 3 (Registration Documents) of this Annex.

“Indenture Execution Date” means the date in the future on which the Indenture is executed.

“Insolvency Proceedings” means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

“Issuer” is defined in part 2 (Companies) of this Annex.

“July Board Resolution” is defined in part 2 (Companies) of this Annex.

“New York Law” means the laws of the State of New York.

“Parent” means Eaton Corporation plc.

“Power of Attorney” is defined in part 2 (Companies) of this Annex.

“Registration” means the registration with the SEC under the Securities Act.

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“Registration Statement” is defined in part 3 (Registration Documents) of this Annex.

“Sanctions List” means each of:

(a)	the Consolidated list of persons, groups and entities subject to EU financial sanctions; and

(b)	the National sanction list terrorism (Nationale sanctielijst terrorisme).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the European part of the Netherlands.

“Trade Register Extract” is defined in part 2 (Companies) of this Annex.

“Trustee” means The Bank of New York Mellon Trust Company, N.A.

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Part 2 – Companies

In this opinion:

“Corporate Document” means each of:

(a)	each Corporate Resolution;

(b)	the Trade Register Extract; and

(c)	the articles of association and the deed of incorporation referred to in paragraph 3,

in each case, in the form referred to in this opinion.

“Corporate Resolution” means each of:

(a)	the July Board Resolution; and

(b)	the Draft Board Resolution.

“Draft Board Resolution” means a draft dated 18 July 2024 of a written resolution of the Guarantor's management board.

“Guarantor” means Turlock B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) with seat in Amsterdam, Trade Register Number 08169375.

“Issuer” means each of:

(a)	Eaton Corporation Plc;

(b)	Eaton Capital Unlimited Company; and

(c)	Eaton Corporation.

“July Board Resolution” means a written resolution of the Guarantor's management board (bestuur) including a Power of Attorney and dated 29 July 2024.

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“Power of Attorney” means each of:

(a)	the power of attorney to each of Nigel Crawford, Estelle Diggin, Nicolas Papaioannou, Lizbeth L. Wright and Kirsten M. Park and to each director or manager of the Company, each of the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company as set forth on the Company's signature page to the Shelf Registration Statement or any other officers of the Company acting at the direction of any such foregoing officer, included in the July Board Resolution; and

(b)	the power of attorney included in the Draft Board Resolution.

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Part 3 – Registration Documents

In this opinion:

“Indenture” means the form of Indenture, to be filed with the SEC, between among others, the Issuers (as defined therein), the Guarantor as guarantor, the other guarantor parties thereto and The Bank of New York Mellon Trust Company, N.A. as trustee (draft dated 26 July 2024).

“Registration Statement” means the registration statement on Form S-3 in relation to the Registration (including the prospectus, but excluding any documents incorporated by reference in it and any exhibits to it), to be filed with the SEC (draft dated 1 August 2024).

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